Exhibit 99.1

Filed by Tyco International Ltd. pursuant

to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12 of

the Securities Exchange Act of 1934

Subject Company: Tyco International Ltd.,

Registration No. 333-196049

Investor Contacts: Antonella Franzen +1-609-720-4665 afranzen@tyco.com Leila Peters +1-609-720-4545 lpeters@tyco.com	Media Contact: Stephen Wasdick +1-609-806-2262 swasdick@tyco.com

FOR IMMEDIATE RELEASE

TYCO INTERNATIONAL TO SEEK SHAREHOLDER APPROVAL OF

PROPOSED CHANGE IN PLACE OF INCORPORATION TO IRELAND

NEUHAUSEN, Switzerland, July 29, 2014 /PR Newswire/ – Tyco International Ltd. (NYSE: TYC) today announced that it has filed a definitive proxy statement with the U.S. Securities and Exchange Commission in connection with its previously announced proposal to change the company’s place of incorporation from Switzerland to Ireland. The company will seek shareholder approval of the proposal, along with related matters, at a special general meeting of shareholders scheduled for September 9, 2014, at 3:00 p.m. Central European Time at its global headquarters at Victor von Bruns-Strasse 21, Neuhausen am Rheinfall, Switzerland.

Shareholders who wish to access the meeting will be able to do so live via webcast in listen-only mode through the Investor Relations section of Tyco’s website at http://investors.tyco.com.

ABOUT TYCO

Tyco (NYSE: TYC) is the world’s largest pure-play fire protection and security company. Tyco provides more than three million customers around the globe with the latest fire protection and security products and services. A company with $10+ billion in annual revenue, Tyco has over 57,000 employees in more than 1,000 locations across 50 countries serving various end markets, including commercial, institutional, governmental, retail, industrial, energy, residential and small business. For more information, visit www.tyco.com.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. In many cases forward-looking statements are identified by words, and variations of words, such as “anticipate”, “estimate”, “believe”, “commit”, “confident”, “continue”, “could”, “intend”, “may”, “plan”, “potential”, “predict”, “positioned”, “should”, “will”, “expect”, “objective”, “projection”, “forecast”, “goal”, “guidance”, “outlook”, “effort”, “target”, and other similar words. However, the absence of these words does not mean the statements are not forward-looking. Examples of forward-looking statements include, but are not limited to, revenue, operating income, earnings per share and other financial projections, statements regarding the health and growth prospects of the industries and end markets in which Tyco operates, the leadership, resources, potential, priorities, and opportunities for Tyco in the future, Tyco’s credit profile, capital allocation priorities and other capital market related activities, and statements regarding Tyco’s acquisition, divestiture, restructuring and other productivity initiatives. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact Tyco or the markets and industries in which it competes; unanticipated expenses such as litigation or legal settlement expenses; tax law changes; and industry specific events or conditions that may adversely impact revenue or other financial projections. Actual results could differ materially from anticipated results. Tyco is under no obligation (and expressly disclaims any obligation) to update its forward-looking statements. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 and in subsequent filings with the Securities and Exchange Commission.

ADDITIONAL INFORMATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. In connection with the proposed change in place of incorporation, Tyco International plc (“Tyco Ireland”) has filed a registration statement on Form S-4 (File No. 333-196049) with the SEC. Such registration statement includes a proxy statement of Tyco International Ltd. (“Tyco”) that also constitutes a prospectus of Tyco Ireland, and the proxy statement/prospectus will be sent to Tyco shareholders. In addition, each of Tyco and Tyco Ireland may file additional documents with the SEC, which will contain other relevant materials in connection with the proposed change in place of incorporation. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY, AS WELL AS ANY OTHER MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE CHANGE IN PLACE OF INCORPORATION, TYCO AND TYCO IRELAND. Shareholders may obtain a free copy of the proxy statement/prospectus and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov or at Tyco’s website at www.tyco.com. These documents can also be obtained free of charge from Tyco upon written request to Tyco Shareholder Services, Tyco International Ltd., Victor von Bruns-Strasse 21, CH-8212, Neuhausen am Rheinfall, Switzerland, Attention: Corporate Secretary, Telephone: +41 52 633 02 44.

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